Exhibit 10.9

BJ’S RESTAURANTS, INC.

2024 EQUITY INCENTIVE PLAN

OPTION GRANT NOTICE

Name:
Employee ID (if applicable):

Grant of Option

You have been granted an option to buy shares of common stock of BJ’s Restaurants, Inc. (the "Company") as follows:

Grant Date:
Option Type
Option Price per Share:
Total Number of Shares:
Expiration Date:	(unless earlier terminated pursuant to the terms of your Grant Notice or Stock Option Agreement)

Vesting Schedule

Vesting Period	Percentage Vesting at End of Vesting Period

Expiration

Unless otherwise specified above, vested options shall expire, terminate, or otherwise be forfeited as specified in Section 8 of the 2024 Equity Incentive Plan (the "Plan") which provides for expiration, termination or forfeiture as follows: (i) other than in circumstances covered by (ii), (iii), (iv) or (v) below, three (3) months after the effective date of termination of Active Status (as defined in the Plan) of Optionee or, if Optionee is a Non-Employee Director (as defined in the Plan), six (6) months after the date Optionee ceases to be a Director; (ii) immediately upon termination of Optionee's Active Status for Misconduct (as defined in the Plan); (iii) twelve (12) months after the date on which Optionee, other than a Non-Employee Director, ceased performing services as a result of his or her total and permanent Disability (as defined in the Plan); (iv) twelve (12) months after the date of the death of Optionee whose Active Status terminated as a result of his or her death, or (v) in the case of an Optionee's Retirement (as defined in the Plan), the date on which the option would have expired if no termination of the Participant’s Active Status had occurred.

Agreement

By your electronic authorization, you and the Company agree that this option is granted under and governed by the terms of the BJ’s Restaurants, Inc. 2024 Equity Incentive Plan, and the form of Stock Option Agreement which is attached hereto and incorporated herein by this reference.

BJ'S RESTAURANTS, INC.

By:
Name:
Title: